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                                                                 Exhibit 10.9



                          FIRST WESTERN BANCORP, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                           EFFECTIVE JANUARY 1, 1996


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                               TABLE OF CONTENTS


ARTICLE I   Purpose and Effective Date . . . . . . . . . . . . . . . .  1

ARTICLE II  Definitions

            2.01   Account . . . . . . . . . . . . . . . . . . . . . .  1
            2.02   Account Value . . . . . . . . . . . . . . . . . . .  1
            2.03   Beneficiary . . . . . . . . . . . . . . . . . . . .  1
            2.04   Board . . . . . . . . . . . . . . . . . . . . . . .  1
            2.05   Code  . . . . . . . . . . . . . . . . . . . . . . .  1
            2.06   Company . . . . . . . . . . . . . . . . . . . . . .  1
            2.07   Compensation Committee  . . . . . . . . . . . . . .  1
            2.08   Member  . . . . . . . . . . . . . . . . . . . . . .  1
            2.09   Plan  . . . . . . . . . . . . . . . . . . . . . . .  1
            2.10   Plan Year . . . . . . . . . . . . . . . . . . . . .  2
            2.11   Trust . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE III   Designation of Members

            3.01   Initial Members . . . . . . . . . . . . . . . . . .  2
            3.02   Compensation Committee Action . . . . . . . . . . .  2

ARTICLE IV  Administration . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE V   Contributions and Benefits

            5.01   Annual Contributions  . . . . . . . . . . . . . . .  3
            5.02   Amount and Payment of Benefits  . . . . . . . . . .  3

ARTICLE VI  Amendment and Termination  . . . . . . . . . . . . . . . .  3

ARTICLE VII Miscellaneous

            7.01   Unsecured General Creditor  . . . . . . . . . . . .  4
            7.02   Nonassignability  . . . . . . . . . . . . . . . . .  4
            7.03   Not a Contract of Employment  . . . . . . . . . . .  4
            7.04   Not a Bar to Corporate Act  . . . . . . . . . . . .  4
            7.05   Terms . . . . . . . . . . . . . . . . . . . . . . .  4
            7.06   Captions  . . . . . . . . . . . . . . . . . . . . .  5
            7.07   Governing Laws  . . . . . . . . . . . . . . . . . .  5
            7.08   Severability  . . . . . . . . . . . . . . . . . . .  5
            7.09   Notice  . . . . . . . . . . . . . . . . . . . . . .  5
            7.10   Successor . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE VIII  Execution  . . . . . . . . . . . . . . . . . . . . . . .
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                               TABLE OF CONTENTS

                                                                            Page


EXHIBIT A   List of Employees Eligible to Participate Under
            the First Western Bancorp, Inc. Supplemental
            Executive Retirement Plan as of its
            Effective Date

EXHIBIT B   First Western Bancorp, Inc. Supplemental
            Executive Retirement Plan Trust Agreement
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                                   ARTICLE I
                           PURPOSE AND EFFECTIVE DATE

     The purposes of the First Western Bancorp, Inc. Supplemental Executive Retirement Plan ("Plan"), are to promote the growth and profitability of First Western Bancorp, Inc., to attract and retain key executives of outstanding competence and to provide key executives with certain benefits under the terms and conditions hereof. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in Section 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The provisions of the Plan shall be effective January 1, 1996.

                                   ARTICLE II
                                  DEFINITIONS

     As used herein, the following terms shall have the meaning set forth:

     2.01 "Account" shall mean a bookkeeping account maintained for each Member to record the contributions to and investment earnings of the Trust credited to such Member.

     2.02 "Account Value" shall mean the value, as determined by the Compensation Committee, of a Member's Account as of a particular date.

     2.03 "Beneficiary" shall mean the person, persons, trust, trusts or other entity designated by a Member in writing to receive benefits payable under the Plan in respect of such Member.

     2.04       "Board" shall mean the Board of Directors of the Company.

     2.05 "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     2.06 "Company" shall mean First Western Bancorp, Inc. and its successors and assigns.

     2.07 "Compensation Committee" shall mean the Compensation Committee of the Board.

     2.08 "Member" shall mean an employee of the Company who is eligible to participate in the Plan as set forth in Article III.

     2.09 "Plan" shall mean the First Western Bancorp, Inc. Supplemental Executive Retirement Plan, as the same may be amended from time to time.
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     2.10       "Plan Year" shall mean the calendar year.

     2.11       "Trust" shall mean the grantor trust established pursuant to
Section 7.01.

                                  ARTICLE III
                             DESIGNATION OF MEMBERS

     3.01 INITIAL MEMBERS. By adopting the Plan, the Board confirmed the selection by the Compensation Committee as a Member eligible to participate in the Plan the employee listed in Exhibit A hereto.

     3.02 COMPENSATION COMMITTEE ACTION. From time to time, the Compensation Committee may determine that certain employees of the Company be designated as Members eligible to participate in the Plan. Such determination shall take the form of a resolution adopted by the Compensation Committee identifying such employees by name or by title of position and an amendment to Exhibit A hereto to add such employees' names thereto. In making such determination, the Compensation Committee shall give consideration to the function and responsibilities of the employee, his or her past performance, his or her contributions to the profitability and sound growth of the Company and such other factors as the Compensation Committee may deem appropriate. Such determination need not be uniform and may be made selectively by the Compensation Committee among the employees of the Company. Notwithstanding the foregoing, no employee may be appointed as a Member if, in the sole and absolute judgment of the Compensation Committee, the admission of such employee as a Member would cause the Plan to fail to be a plan described in Section 401(a)(1) of ERISA.

                                   ARTICLE IV
                                 ADMINISTRATION

     The Plan shall be administered by the Compensation Committee in a manner not inconsistent with the provisions of the Plan and in so doing the Compensation Committee shall have the sole and absolute authority and discretion, from time to time, to:

          (a) determine whether an employee is eligible to become a Member pursuant to Section 3.02;

          (b) determine whether a Member has experienced an event giving rise to the payment of benefits hereunder;

          (c) determine whether a Member or a Member's Beneficiary is entitled to receive benefits under the Plan;

          (d)  determine the amount of any benefit payable hereunder;


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          (e) interpret the Plan and make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan, except in respect to the designation of Members under Section 3.02 or modification, amendment, or termination of the Plan under Article VI, which actions are reserved to the Board;

          (f) appoint or employ agents and to delegate thereto such responsibilities and duties necessary or appropriate to the effective administration of the Plan; and

          (g)  direct the payment of any benefits payable hereunder.

     All actions, determinations and decisions of the Compensation Committee shall be final, conclusive and binding upon the Company, Members and their Beneficiaries. Members of the Compensation Committee shall not be liable for any action taken or decision made in good faith relating to the Plan.

                                   ARTICLE V
                           CONTRIBUTIONS AND BENEFITS

     5.01 ANNUAL CONTRIBUTIONS. Within thirty (30) days after the end of each Plan Year, the Company shall make a cash contribution to the Trust for each Member in an amount determined by the Board in its sole discretion.

     5.02 AMOUNT AND PAYMENT OF BENEFITS. Except as provided below, within thirty (30) days following the occurrence of a Member's retirement, death or other separation from service, the Member, or in the event of the Member's death, the Member's Beneficiary, shall be entitled to receive a lump sum payment in cash equal to the Member's Account Value determined as of the date of the event giving rise to such distribution. Notwithstanding the foregoing, payment of a Member's benefit shall be deferred to the extent, but only to the extent, reasonably required, in the opinion of tax counsel to the Company, to ensure the deductibility under Section 162(m) of the Code of all compensation payments by the Company and its affiliates to such Member.

                                   ARTICLE VI
                           AMENDMENT AND TERMINATION

         The Company, by action of the Board, may modify, alter, amend or terminate the Plan in whole or in part, except to the extent that such action would result in the reduction of benefits accrued by or currently being paid to any Member or his or her Beneficiary.


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                                  ARTICLE VII
                                 MISCELLANEOUS

     7.01 UNSECURED GENERAL CREDITOR. The rights of a Member or his or her Beneficiary to receive payment of any benefits under the Plan shall be and remain no greater than the rights of an unsecured general creditor of the Company. The Company shall establish a Trust, known as a "rabbi trust", for use in funding the benefits under the Plan with a trustee to be selected by the Company in accordance with a trust agreement meeting the requirements of Rev. Proc. 92-64, as it may be amended or supplemented in the future, in the format attached to the Plan as Exhibit B. The Trust shall be a grantor trust and all money or property held in the Trust shall remain subject to the claims of creditors of the Company.

     7.02 NONASSIGNABILITY. Neither a Member nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt those amounts, if any payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Member or any other person, nor be transferable by operation of law in the event of a Member's or any other person's bankruptcy or insolvency.

     7.03 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Company and the Member, and the Member (or his or her Beneficiary) shall have no rights against the Company except as may be specifically provided herein. Moreover, nothing in the Plan shall be deemed to give a Member the right to be retained in the service of the Company or to interfere with the right of the Company to discharge him or change his employment status at any time.

     7.04 NOT A BAR TO CORPORATE ACT. Nothing contained in the Plan shall prevent the Company from engaging in any reorganization, recapitalization, merger, liquidation, sale of assets or other corporate transaction.

     7.05 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.


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     7.06       CAPTIONS.  The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     7.07 GOVERNING LAWS. The provisions of the Plan shall be construed and interpreted according to the internal laws of the Commonwealth of Pennsylvania.

     7.08 SEVERABILITY. In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

     7.09 NOTICE. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Contact should be made with:

                          Compensation Committee
                          c/o First Western Bancorp, Inc.
                          101 East Washington Street
                          New Castle, PA 16103

     7.10 SUCCESSOR. The provisions of the Plan shall be binding on the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

                                  ARTICLE VIII
                                   EXECUTION

     In order to record the due adoption of the Plan, the Company has caused the execution hereof by its authorized officers, as of the 1st day of January, 1996.


                                        FIRST WESTERN BANCORP, INC.

ATTEST:

By: /s/ ROBERT H. YOUNG                    By: /S/ JOHN R. McKINLEY
   ----------------------------               ----------------------------

Title Senior Vice President                Title Chairman
      Finance, Secretary
      and Treasurer

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                                   EXHIBIT A


                         LIST OF EMPLOYEES ELIGIBLE TO
                             PARTICIPATE UNDER THE
                          FIRST WESTERN BANCORP, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                            AS OF ITS EFFECTIVE DATE


Thomas J. O'Shane

Stephen R. Sant

Robert H. Young

Robert E. Cimini